Exhibit 10.1

OS THERAPIES INCORPORATED

October 11, 2026

Holder of Certain Common Stock Purchase Warrants
issued in certain transactions described below

Re: Inducement Offer to Exercise or Pre-Fund Common Stock Purchase Warrants

Dear Holder:

OS Therapies Incorporated, a Delaware corporation (the “Company”), is pleased to offer to you (“Holder,” “you” or similar terminology) the opportunity to exercise for cash or pre-fund for cash, on the terms set forth herein, all of the Common Stock Purchase Warrants that were issued to you in connection with the Company’s warrant exercise inducement and exchange transaction in January 2026, bridge financing in March 2026, registered direct offering in April 2026 and/or secured convertible promissory note financing in August 2026, each to purchase one (1) share of the Company’s common stock, par value $0.001 per share (“Common Stock”), at the current exercise price of $1.40 or $2.85 per share, as applicable (collectively, the “Existing Warrants”).

Subject to the terms and conditions of this letter agreement, the Company is offering less than ten (10) beneficial owners of the Existing Warrants (each, an “Offered Holder” and, collectively, the “Offered Holders”) a reduced exercise price of $1.30 per share on the Existing Warrants (the “Inducement Exercise Price”). Offered Holders who exercise or pre-fund their Existing Warrants at the Inducement Exercise Price or the applicable Pre-Funding Amount (as defined below), as applicable, and on the terms set forth herein, will receive from the Company a New Warrant (as defined below) to purchase a number of shares of Common Stock equal to the number of Existing Warrant Shares (as defined below) issued pursuant to such exercise or, in the case of a Pre-Funding (as defined below), underlying such Pre-Funding.

The shares of Common Stock issuable upon exercise of the Existing Warrants (the “Existing Warrant Shares”) have been registered for resale pursuant to the Company’s registration statements on Form S-1 (File No. 333-289216) and/or Form S-3 (File No. 333-289443) (the “Registration Statements”). The Registration Statements are currently effective and, upon exercise of the Existing Warrants pursuant to this letter agreement, will be effective for the issuance or sale, as applicable, of the Existing Warrant Shares. Capitalized terms not otherwise defined herein shall have the meanings set forth in the New Warrants (as defined below).

For purposes of this letter agreement, a “Pre-Funding” means an Offered Holder’s election to pre-fund for cash such Offered Holder’s Existing Warrants and payment in cash by such Offered Holder of an amount per Existing Warrant share equal to the Inducement Exercise Price, less $0.001 (the “Pre-Funding Amount”). Upon the Company’s receipt of any Pre-Funding with respect to any Existing Warrant, the per share exercise price of such Existing Warrant shall, without further action by the Company or such Offered Holder, be reduced to $0.001 per share (the “Remaining Exercise Price”), and such Existing Warrant shall thereafter be exercisable for Common Stock solely at the Remaining Exercise Price.

Inducement Period; Offering Terms and Solicitation Agent

This offer is being made during the period beginning on October 11, 2026 and ending at 11:59 p.m., Eastern time, on October 30, 2026 (the “Termination Date” and, such period, the “Inducement Period”). During the Inducement Period, the Company is offering the terms set forth in this letter agreement to you and the other Offered Holders. The offering may be consummated in one or more closings with respect to exercises and/or Pre-Fundings of the Existing Warrants, at such times and in such amounts as determined at the mutual discretion of the Solicitation Agent (as defined below) and the Company (each, a “Closing”), which may be held at any time during the Inducement Period or within two (2) business days following the Termination Date. The Company may, at any time and from time to time, in its discretion and with the consent of the Solicitation Agent, extend, terminate or suspend the Inducement Period prior to the Termination Date, or extend the time for a Closing, upon written notice (which may be by e-mail) to the Offered Holders, without any obligation to extend or reopen the Inducement Period or extend the time for a Closing thereafter. Prior to the Closing in which you participate, the Company may accept or reject your acceptance, in whole or in part, for any reason, without liability to you; provided that, once the Company has accepted your acceptance and received the applicable Warrant Exercise Price or Pre-Funding Amount, the Company shall be obligated to consummate the Closing with respect thereto on the terms set forth herein. The Company may also waive any conditions or requirements applicable to any individual Offered Holder or group of Offered Holders participating in a Closing. The rights and obligations of each Offered Holder shall be several and not joint with those of any other Offered Holder, and no participating Offered Holder shall be responsible in any way for the performance of any other Offered Holder.

Ceros Financial Services, Inc., an SEC-registered broker-dealer and a member of the Financial Industry Regulatory Authority (FINRA), is acting as the Company’s exclusive warrant solicitation agent for this offering (the “Solicitation Agent”). Pursuant to a Warrant Solicitation Agent Agreement with the Company, the Solicitation Agent is entitled to receive a cash fee equal to 7.0% of the aggregate gross cash proceeds received by the Company from the exercise and/or Pre-Funding of the Existing Warrants, together with a non-accountable expense allowance of $25,000.

In consideration for (i) each cash exercise of Existing Warrants held by you at the Inducement Exercise Price of $1.30 per share (the “Warrant Exercise”) or (ii) each Pre-Funding of Existing Warrants at the Pre-Funding Amount per share, in each case during the Inducement Period, as accepted by the Company and consummated at a Closing, and as set forth on the signature page hereto, the Company hereby offers to sell and issue to you a new Common Stock Purchase Warrant (“New Warrant”), in a private placement pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (“Securities Act”), and/or Rule 506(b) of Regulation D promulgated thereunder, to purchase up to a number of shares of Common Stock equal to 100% of the number of Existing Warrant Shares issued pursuant to your Warrant Exercise or, in the case of a Pre-Funding, underlying such Pre-Funding (the “New Warrant Shares”). The New Warrants shall be substantially in the form attached hereto as Annex B, and shall have an exercise price of $1.40 per share, subject to adjustment as provided therein, and shall be exercisable immediately upon issuance and have a term of exercise of five (5) years from the date of issuance.

If the applicable aggregate Warrant Exercise Price (as defined below) or Pre-Funding Amount, as applicable, is not received by the Company on or before the Funding Deadline (as defined below), the Company shall have the right, in its sole discretion, to cancel the Offered Holder’s election to exercise or pre-fund the Existing Warrants.

The original certificates (or book-entry statements) for the New Warrants shall be delivered within two (2) business days following the date of each applicable Closing. The New Warrants and the New Warrant Shares shall bear customary restrictive legends unless and until registered under the Securities Act.

Registration Obligations

As further described in Annex A, the Company has agreed to file a registration statement providing for the resale of the New Warrant Shares issued or issuable upon exercise of the New Warrants no later than November 30, 2026 and to use commercially reasonable efforts to cause such registration statement to become effective within thirty (30) calendar days (or within ninety (90) calendar days in the case of “full review” of such registration statement by the Securities and Exchange Commission (the “Commission”)) following its initial filing.

Beneficial Ownership Limitation

Notwithstanding anything to the contrary contained herein, in the event that any exercise for cash of the Existing Warrants would otherwise cause you to exceed the beneficial ownership limitations set forth in Section 2(e) of the Existing Warrants (“Beneficial Ownership Limitation”), the Company shall only issue such number of Existing Warrant Shares to you that would not cause you to exceed the maximum number of Existing Warrant Shares permitted thereunder, as directed by you, with the balance to be held in abeyance until notice from you that the balance (or portion thereof) may be issued in compliance with such limitations, which abeyance shall be evidenced through the Existing Warrants which shall be deemed prepaid thereafter (including the cash payment in full of the exercise price), and exercised pursuant to a Notice of Exercise in the Existing Warrants (provided no additional exercise price shall be due and payable). The parties hereby agree that the Beneficial Ownership Limitation for purposes of the Existing Warrants is as set forth on your signature page hereto.

Acceptance and Public Disclosure

You may accept this offer with respect to all of your Existing Warrants by signing this letter agreement below and delivering it to the Company on or prior to the Termination Date, with such acceptance constituting your election to exercise or pre-fund, as applicable, up to all of your Existing Warrants for cash for the number of shares of Common Stock and the aggregate exercise price or the aggregate Pre-Funding Amount, as applicable, set forth on your signature page hereto, calculated at the Inducement Exercise Price (the “Warrant Exercise Price”), in the case of a Warrant Exercise, or at the applicable Pre-Funding Amount per share, in the case of a Pre-Funding.

You shall deliver the applicable aggregate Warrant Exercise Price or Pre-Funding Amount, as applicable, by wire transfer of immediately available funds to the account designated by the Company and to be provided separately to the Offered Holders, which account is segregated from any operating accounts of the Company, no later than two (2) business days following the date on which you sign and deliver this letter agreement to the Company (the “Funding Deadline”); provided that in no event shall the Funding Deadline be later than the Final Funding Date (as defined below). The Company may, in its sole discretion, waive or extend the Funding Deadline with respect to any Offered Holder, but no such extension shall extend beyond the Final Funding Date unless the Company has also extended the Inducement Period in accordance with the section entitled “Inducement Period; Offering Terms and Solicitation Agent” above.

If the Company does not receive from you the applicable aggregate Warrant Exercise Price or Pre-Funding Amount, as applicable, by the Funding Deadline, and in any event within two (2) business days following the Termination Date (the “Final Funding Date”), the Company may, in its sole discretion, cancel your Warrant Exercise or Pre-Funding, as applicable, in accordance with the section entitled “Inducement Period; Offering Terms and Solicitation Agent” above. Upon any such cancellation, you hereby irrevocably waive any and all rights to any future adjustment of the exercise price or any other economic terms of the Existing Warrants pursuant to Section 3(b) thereof, arising from or in connection with any issuance of securities or other transaction by the Company occurring after the date of such cancellation.

No later than 9:30 a.m., Eastern time, on the first (1st) business day immediately following the initial Closing, the Company shall file a Current Report on Form 8-K with the Commission disclosing all material terms of the transactions contemplated herein, including the filing of this letter agreement as an exhibit thereto, within the time required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For the avoidance of doubt, only one such Form 8-K shall be required to be filed in connection with the transactions contemplated hereby, regardless of whether the Offered Holders execute this letter agreement on different dates. From and after the filing of such Form 8-K, the Company represents that it shall have publicly disclosed all material, non-public information provided to you by the Company or any of its officers, directors, employees or agents in connection with the transactions contemplated herein. In addition, effective upon such filing, the Company acknowledges and agrees that any and all confidentiality, no trade or similar obligations under any agreement, whether written or oral, between the Company (or any of its subsidiaries or their respective officers, directors, employees, agents or affiliates) and you (or any of your affiliates) shall terminate and be of no further force or effect.

Delivery of Existing Warrant Shares

The Company represents, warrants, and covenants that, upon Holder’s acceptance of this offer and execution of this letter agreement, and subject to receipt of the applicable Warrant Exercise Price or Pre-Funding Amount, as applicable, the Existing Warrant Shares shall, to the extent exercised for cash, be issued free of any legends or restrictions on resale by Holder (except as required under applicable law) and delivered electronically to Holder through the facilities of the Depository Trust Company within one (1) business day following the date of each applicable Closing (or, with respect to any portion of the Existing Warrant Shares that would otherwise be issued in excess of the Beneficial Ownership Limitation, within one (1) business day of the Company’s receipt of notice from Holder that its ownership is below the applicable Beneficial Ownership Limitation). With respect to any Existing Warrants that are subject to a Pre-Funding, the Existing Warrant Shares thereunder shall be issuable upon exercise of such Existing Warrants at the Remaining Exercise Price, subject in all cases to the Beneficial Ownership Limitation. For the avoidance of doubt, the terms of the Existing Warrants, including the Company’s obligations with respect to the timely delivery of Existing Warrant Shares, shall remain in full force and effect, and the Company shall treat the acceptance of this offer as a formal and valid Notice of Exercise under the Existing Warrants, including with respect to any applicable provisions regarding liquidated damages or other remedies for late delivery.

Representations and Legends

The Company hereby agrees to the representations, warranties and covenants set forth on Annex A attached hereto, which include registration obligations of the Company with respect to the New Warrant Shares. By signing this letter agreement below, you represent and warrant that, as of the date hereof and the date of any Closing in which you participate, you are and will be an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act, and acknowledge that the New Warrants will contain restrictive legends when issued, and neither the New Warrants nor the New Warrant Shares have been registered under the Securities Act. Holder further represents and warrants that it is acquiring the New Warrants as principal for its own account and is not acquiring the New Warrants or the New Warrant Shares with a view to, or for resale in connection with, any distribution thereof in violation of applicable securities laws, and has no direct or indirect arrangement or understanding with any other person to distribute or regarding the distribution of the New Warrants or the New Warrant Shares (this representation does not limit Holder’s right to sell the New Warrant Shares pursuant to an effective registration statement or in compliance with applicable law).

The Holder understands that the New Warrants and the New Warrant Shares are not, and may never be, registered under the Securities Act, or the securities laws of any state and, accordingly, each certificate, if any, representing such securities shall bear a legend substantially similar to the following:

“NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.”

Notwithstanding the foregoing, certificates representing, or book-entry statements evidencing, the New Warrant Shares shall not contain any legend, (i) while a registration statement covering the resale of such New Warrant Shares is effective under the Securities Act (See “Annex A – subsection (e)” for description of registration obligations with respect to the New Warrant Shares), (ii) following any sale of such New Warrant Shares pursuant to Rule 144 under the Securities Act, (iii) if such New Warrant Shares are eligible for sale under Rule 144 (assuming cashless exercise of the New Warrants), without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such New Warrant Shares and without volume or manner-of-sale restrictions, (iv) if such New Warrant Shares may be sold under Rule 144 (assuming cashless exercise of the New Warrants) and the Company is then in compliance with the current public information required under Rule 144 as to such New Warrant Shares, or (v) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission and the earliest of clauses (i) through (v), the “Delegend Date”)). Upon receipt of a representation letter or other documentation from the Holder that the Company may reasonably request, the Company shall, at its expense, cause its counsel to issue a legal opinion to the Transfer Agent promptly after the Delegend Date if required by the Company and/or the Transfer Agent to effect the removal of the legend hereunder, or at the request of the Holder, which opinion shall be in form and substance reasonably acceptable to the Holder. From and after the Delegend Date, such New Warrant Shares shall be issued free of all legends. The Company agrees that following the Delegend Date or at such time as such legend is no longer required under this paragraph, it will, no later than one (1) Trading Day following the delivery by the Holder to the Company or the Transfer Agent of a certificate representing, or book entry statement evidencing, the New Warrant Shares issued with a restrictive legend and a representation letter from the Holder that the Company may reasonably request (such Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to the Holder a certificate representing, or book entry statement evidencing, such shares that is free from all restrictive and other legends or, at the request of the Holder shall credit the account of the Holder’s prime broker with the Depository Trust Company System as directed by the Holder.

Independence of Offered Holders

The Company acknowledges and agrees that the obligations of the Offered Holders under this letter agreement are several and not joint with the obligations of any other Offered Holder or any other holders of warrants to purchase shares of Common Stock of the Company (each, an “Other Holder”) under any other agreement related to the exercise or pre-funding of such common stock purchase warrants (“Other Warrant Exercise Agreement”), and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder or under any such Other Warrant Exercise Agreement. Nothing contained in this letter agreement, and no action taken by the Offered Holders pursuant hereto, shall be deemed to constitute the Holder and the Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and the Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this letter agreement and the Company acknowledges that the Holder and the Other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this letter agreement or any Other Warrant Exercise Agreement. By signing this letter agreement, the Holder confirms that it has had the opportunity to consult with its own counsel and advisors with respect to the matters set forth herein. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this letter agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

Exchange Act Filings; Risk Factors; Independent Review

The Company is subject to the reporting requirements of the Exchange Act and files reports, proxy statements and other information with the Commission. Such filings include, without limitation, the risk factors disclosed in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Commission, as each may be amended or supplemented from time to time (collectively, the “Exchange Act Filings”).

Each Offered Holder is urged to read carefully the Exchange Act Filings, including the risk factors contained therein, before making any decision to exercise or pre-fund its Existing Warrants and participate in the transactions contemplated hereby. The Exchange Act Filings are available without charge on the Commission’s website at www.sec.gov.

In addition, each Offered Holder acknowledges that it has conducted, and will continue to conduct, its own independent investigation and analysis of the Company and the transactions contemplated hereby and has made its own decision to participate in such transactions based solely upon its own evaluation, including a review of the Exchange Act Filings and such other information as it has deemed appropriate.

Limited Role of Solicitation Agent

The Solicitation Agent is acting as a solicitation agent in connection with the transactions contemplated hereby and may, among other duties, respond to investor inquiries and provide information made available by the Company in its public filings or otherwise authorized for use in connection with this transaction. The Solicitation Agent has not independently verified the information contained in the Company’s Exchange Act Filings and does not make any representation or warranty as to the completeness or accuracy thereof.

The Solicitation Agent is not providing investment advice or making any recommendation as to whether any Offered Holder should exercise or pre-fund its Existing Warrants or otherwise participate in the transactions contemplated hereby, and each Offered Holder is responsible for conducting its own independent investigation and evaluation of the Company and this transaction.

Governing Law; Jurisdiction

This letter agreement shall be construed and enforced in accordance with the laws of the State of New York, without regard to conflicts of laws principles. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT.

*      *      *      *      *

To accept this offer, Holder must countersign this letter agreement and return the fully executed letter agreement to the Company at e-mail: frank@ostherapies.com, attention: Mr. Francis Knuettel II, Chief Financial Officer, on or before the Termination Date.

Please do not hesitate to call me if you have any questions.

Sincerely yours,

OS THERAPIES INCORPORATED

By:
	Name:	Francis Knuettel II
	Title:	Chief Financial Officer

Accepted and Agreed to:

Name of Holder: ________________________________________________________

Signature of Authorized Signatory of Holder: _________________________________

Name of Authorized Signatory: _______________________________________________

Title of Authorized Signatory: ________________________________________________

Number of Existing Warrants being exercised contemporaneously with signing this letter agreement: __________________

Number of Existing Warrants being pre-funded contemporaneously with signing this letter agreement: __________________

Aggregate Warrant Exercise Price being exercised contemporaneously with signing this letter agreement (calculated at the Inducement Exercise Price): _________________

Aggregate Pre-Funding Amount being pre-funded contemporaneously with signing this letter agreement (calculated at the Inducement Exercise Price, less $0.001 per share): _________________

Existing Warrants Beneficial Ownership Limitation: ☐ 4.99% or ☐ 9.99%

New Warrants: _______________ (100% of the total Existing Warrants being exercised or pre-funded)

New Warrants Beneficial Ownership Limitation: ☐ 4.99% or ☐ 9.99%

DTC Instructions:

Holder E-mail Address for Notices:

Annex A

Representations, Warranties and Covenants of the Company. The Company hereby makes the following representations and warranties to the Holder:

a)	Registration Statements. The Existing Warrant Shares are registered for issuance and resale on the Registration Statements and the Company knows of no reason why each such Registration Statement shall not remain effective for the foreseeable future. The Company shall use commercially reasonable efforts to keep the Registration Statements effective and available for use by the Holder until all Existing Warrant Shares underlying the Existing Warrants are sold by the Holder.

b)	SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since January 1, 2025 (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

c)	Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this letter agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this letter agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith. This letter agreement has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

d)	No Conflicts. The execution, delivery and performance of this letter agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate of incorporation, bylaws or other organizational or charter documents; or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any liens, claims, security interests, other encumbrances or defects upon any of the properties or assets of the Company in connection with, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which such Company is a party or by which any property or asset of the Company is bound or affected; or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected, except, in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company, taken as a whole, or in its ability to perform its obligations under this letter agreement.

e)	Registration Obligations; Rule 144. No later than November 30, 2026, the Company shall file a registration statement on Form S-3 (or other appropriate form, including on Form S-1, if the Company is not then eligible to register securities on Form S-3) providing for the resale by the Offered Holders of the New Warrant Shares issued and issuable upon exercise of the New Warrants (the “Resale Registration Statement”). The Company shall use commercially reasonable efforts to cause the Resale Registration Statement to become effective within thirty (30) calendar days (or within ninety (90) calendar days in case of “full review” of such registration statement by the Commission) following the initial filing of such registration statement and to keep the Resale Registration Statement effective at all times until the earlier of (i) the time that no Offered Holder owns any New Warrants or New Warrant Shares issuable upon exercise thereof or (ii) the Free Trading Date. Until the Free Trading Date, the Company shall (A) use commercially reasonable efforts to timely file all reports required to be filed by it under the Exchange Act (taking into account any extension available under Rule 12b-25) and to make and keep available adequate current public information as contemplated by Rule 144(c); (B) not become an issuer described in Rule 144(i)(1)(i); and (C) comply with the legend removal provisions of this letter agreement and, if the Resale Registration Statement is not effective or its use is suspended or unavailable, use commercially reasonable efforts to take such actions as are reasonably necessary to enable the Offered Holders to sell the New Warrant Shares pursuant to Rule 144. “Free Trading Date” means the first date on which all of the New Warrant Shares are eligible for sale under Rule 144 (assuming cashless exercise of the New Warrants) without the requirement for the Company to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions.

f)	Trading Market. The transactions contemplated under this letter agreement comply with all the rules and regulations of the NYSE American.

g)	Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this letter agreement, other than: (i) the filings required pursuant to this letter agreement, (ii) application(s) or notice to each applicable Trading Market for the listing of the New Warrant Shares for trading thereon in the time and manner required thereby, (iii) the filing of Form D with the Commission, if required, and (iv) such filings as are required to be made under applicable state securities laws.

h)	Listing of Common Stock. The Company hereby agrees to use commercially reasonable efforts to maintain the listing or quotation of the Common Stock on the Trading Market on which it is currently listed. The Company shall, in the time and manner required by the principal Trading Market, prepare and file with such Trading Market an additional shares listing application covering all of the New Warrant Shares and take all steps necessary to cause such shares of Common Stock to be approved for listing or quotation on such Trading Market as soon as possible thereafter. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will then include in such application all of the New Warrant Shares, and will take such other action as is necessary to cause all of the New Warrant Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company will then take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

i)	Issuance of the New Warrants and New Warrant Shares. The issuance of the New Warrants is duly authorized and, and when executed and delivered by the Company, shall constitute a valid, legal and binding obligation of the Company, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity, and the New Warrant Shares, when issued in accordance with the terms of the New Warrants, will be validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the New Warrant Shares in full.

j)	Form D; Blue Sky Filings. If required, the Company agrees to timely file a Form D with respect to the New Warrants and New Warrant Shares as required under Regulation D and to provide a copy thereof, promptly upon request of the Holder. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the New Warrants and New Warrant Shares for, sale to the Holder under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of the Holder.

Annex B

Form of New Warrant